Exhibit 99.7

TRIPLECROWN ACQUISITION CORP.
970 WEST BROADWAY, PMB 402
JACKSON, WYOMING 83001

SPECIAL MEETING OF WARRANTHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
TRIPLECROWN ACQUISITION CORP.

The undersigned appoints Eric J. Watson and Jonathan J. Ledecky as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all warrants of Triplecrown Acquisition Corp. (“Triplecrown”) held of record by the undersigned on ________, 2009, at the Special Meeting of Warrantholders to be held on __________, 2009, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.
(Continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSAL NUMBERS 1a, 1b, 1c AND 2. THE TRIPLECROWN BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE FOLLOWING PROPOSALS.

1a.
To approve an amendment to the Warrant Agreement, dated as of October 22, 2007, between Triplecrown and Continental Stock Transfer & Trust Company which governs the terms of Triplecrown’s outstanding warrants to increase the exercise price of the warrants from $7.50 to $12.00.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

1b.
To approve an amendment to the Warrant Agreement, dated as of October 22, 2007, between Triplecrown and Continental Stock Transfer & Trust Company which governs the terms of Triplecrown’s outstanding warrants to extend the duration of the warrants from October 21, 2012 to October 21, 2013.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

1c.
To approve an amendment to the Warrant Agreement, dated as of October 22, 2007, between Triplecrown and Continental Stock Transfer & Trust Company which governs the terms of Triplecrown’s outstanding warrants to increase the price at which the stock must trade for the warrants to be called for redemption from $13.75 per share to $17.00 per share.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date
Sign exactly as name appears on this proxy card. If warrants are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If warrantholder is a corporation, sign in full name by an authorized officer, giving full title as such. If warrantholder is a partnership, please sign in partnership name by authorized person.